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                                                                    EXHIBIT 11.1

                      ROSS SYSTEMS, INC. AND SUBSIDIARIES

                        STATEMENT REGARDING COMPUTATION
                           OF NET EARNINGS PER SHARE
                     (In thousands, except per share data)

                                  (Unaudited)

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                                                                    Three months ended                 Nine months ended
                                                                       March 31,                             March 31,
                                                         -----------------------------------     ------------------------------
                                                               1998                1997                1998              1997
                                                               ----                ----                ----              ----
Basic earnings per share computation:

        Net earnings (loss)                              $    1,678         $     (989)          $      743       $       314
                                                         ----------         -----------          ----------       -----------
                                                         ----------         -----------          ----------       -----------
        Common shares outstanding at
                the beginning of the period                  19,256              18,772              19,245            17,847

        Weighted average common shares
                added during the period                         660                  43                 223               528
                                                         ----------         -----------          ----------       -----------
        Weighted average common shares
                outstanding at the end of the period         19,916              18,815              19,468            18,375
                                                         ----------         -----------          ----------       -----------
                                                         ----------         -----------          ----------       -----------

        Basic earnings (loss) per share                  $     0.08          $    (0.05)         $     0.04        $     0.02


Diluted earnings per share computation:

        Net earnings (loss)                              $    1,678         $     (989)          $      743       $       314

        Common shares outstanding at
                the beginning of the period                  19,256              18,772              19,245            17,847

        Weighted average common shares
                added during the period                         660                  43                 223               528

        Weighted average common shares
                outstanding at the end of the period         19,916              18,815              19,468            18,375

        Effect of dilutive securities and common
                stock equivalents                             2,402                 779               2,510               784
                                                         ----------         -----------          ----------       -----------
        Adjusted weighted average common shares
                outstanding at the end of the period         22,318              19,594              21,978            19,159
                                                         ----------         -----------          ----------       -----------
                                                         ----------         -----------          ----------       -----------

        Diluted earnings (loss) per share                $     0.08         $    (0.05)          $     0.03        $     0.02
                                                         ----------         -----------          ----------       -----------
                                                         ----------         -----------          ----------       -----------


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